Exhibit 3.108

EXEMPTED Company Registered and filed as No. 323714 On 08-Jun-2017 Assistant Registrar Auth Code: F15915310673 www.verify.gov.ky

EXEMPTED Company Registered and filed as No. 323714 On 08-Jun-2017 Assistant Registrar Auth Code: F15915310673 www.verify.gov.ky